MYSTIC HOLDINGS, INC.
4145 Wagon Trail Avenue
Las Vegas, Nevada 89118

May 19, 2021

Terra Tech Corp.
3242 S. Halladay Street, Suite 202
Santa Ana, California 92705

Re: **Registration Rights Agreement**

Ladies and Gentlemen:

Reference is made to (1) the letter agreement, dated October 22, 2020 (the "Letter Agreement"), from Terra Tech Corp. ("Terra Tech") to Picksy Reno LLC (the "Purchaser" or "Picksy Reno"), and signed by MediFarm I LLC (the "Seller"), and consented and agreed to by the Purchaser, Mystic Holdings, Inc. ("Mystic") and Terra Tech, pursuant to which Terra Tech elected to substitute the cash portion of the Purchase Price for an aggregate of 8,332,096 shares of common stock of Mystic (the "Purchase Shares"), (2) the Asset Purchase Agreement between Purchaser and Seller, dated as of August 19, 2019 (the "Reno APA"), and (3) Asset Purchase Agreement between Picksy LLC ("Picksy") and MediFarm LLC, dated as of May 8, 2019 (the "Las Vegas APA"). All capitalized terms not defined herein shall have the meaning ascribed to them in the Letter Agreement.

1. As soon as practicable after the date hereof, but in any event no later than May 28, 2021 (the "Filing Date"), Mystic shall cause a resale registration statement on Form S-1 (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Purchase Shares issued by Mystic to Terra Tech pursuant to the Letter Agreement, and shall thereafter use its commercially reasonable efforts to have the Registration Statement declared effective not later than the date (the "Trading Date") the shares of Mystic common stock are listed or quoted for trading on a United States stock exchange or market, including the NYSE, NASDAQ or OTC Markets, or international markets including the Canadian Securities Exchange (a "Trading Market"), and to keep it effective until the earlier of (i) 18 months thereafter or (ii) when Terra Tech can sell all of the Purchase Shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act.

Mystic shall (i) file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act within five (5) business days of the date that Mystic is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be "reviewed" or will not be subject to further review, (ii) prior to the effective date of a Registration Statement, file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) business days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective. Notwithstanding the foregoing, in the event Terra Tech can sell all of the Purchase Shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act, this provision shall not be applicable so long as Mystic cooperates with Terra Tech to render all necessary opinions and take all necessary steps to accommodate such resales.

2. In the event the shares of Mystic common stock, including the Purchase Shares, are not listed or quoted for trading on a Trading Market by January 22, 2022, Terra Tech shall have the right (the "First Put Right") to require Mystic to repurchase the Purchase Shares (the "First Put Shares") on not more than three occasions at any time during the two-month period commencing on January 22, 2022 and ending on March 22, 2022, at a price of $1.00 per share (the "First Put Price"); provided, however, that in the event Mystic fails to obtain the listing or quotation of its shares on a Trading Market by January 22, 2022 or Mystic fails to have the Registration Statement with respect to the Purchase Shares declared effective within ten (10) business days following such date, but Mystic is otherwise actively pursuing in good faith such listing or quotation of the shares or using its commercially reasonable efforts in seeking to have the Registration Statement be declared effective, Terra Tech's right to exercise the First Put Option to exchange the Purchase Shares for cash during the foregoing two-month period shall be postponed (on a day-by-day basis) until such time as the Mystic common stock is traded or quoted on a Trading Market or, in any event, by March 22, 2022; provided, further, in the event Picksy does not make any payment set forth in Section 11 of this Letter Agreement by the dates set forth therein and such default is not cured within three (3) business days after receipt by Picksy of written notice from Terra Tech of such default, such postponement shall cease and Terra Tech's right to exercise the First Put Option to exchange the Purchase Shares for cash shall be reinstated. Terra Tech may exercise the First Put Right by delivering a written notice (a "First Put Notice") to Mystic. In the event Terra Tech exercises the First Put Right, a closing shall be held within five (5) business days following the date of each First Put Notice. At each such closing, Mystic shall deliver to Terra Tech an amount equal to the First Put Price multiplied by the number of First Put Shares by wire transfer of immediately available funds and Terra Tech shall return to Mystic a stock certificate representing the First Put Shares, together with a stock power executed in blank or other reasonable documentation for transfer of title, and Terra Tech shall no longer be the record or beneficial owner of the shares represented thereby. In the event Terra Tech exercises its First Put Right during the two-month period as provided above, Mystic shall no longer have any obligation to seek to have the Registration Statement with respect to the Purchase Shares be declared effective and Section 1 of this Letter Agreement shall be deemed inoperative and of no further force or effect.

3. Until the Registration Statement has become effective under the Securities Act, each certificate representing the Purchase Shares and all certificates and instruments issued in transfer thereof shall be endorsed with the following restrictive legend:

> "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IF REGISTERED UNDER APPLICABLE STATE BLUE SKY OR SECURITIES LAWS OR ANY EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE, ALL IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER OF SUCH SHARES."

Upon the effectiveness of the Registration Statement, Mystic shall, upon the request of Terra Tech (together with an appropriate legal opinion), issue to Terra Tech a replacement certificate without such legend in exchange for any such legended certificate.

4. Mystic shall furnish to Terra Tech, at Mystic's expense, such number of copies of the Registration Statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as Terra Tech may reasonably request in order to facilitate the public offering of the Purchase Shares.

5. Mystic shall promptly, at Mystic's expense, use its commercially reasonable efforts to register or qualify any shares of Mystic common stock covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as Terra Tech may reasonably request, except that Mystic shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

6. Mystic shall notify Terra Tech, promptly after it shall receive notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed.

7. Mystic shall advise Terra Tech, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for the purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

8. (a) Mystic agrees to bear all Commission registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and accountants for Mystic and all expenses and fees incident to an application for listing the Purchase Shares on the applicable Trading Market and (b) Terra Tech agrees to bear all fees and disbursements of counsel for all underwriters, brokers and dealers engaged in connection with the distribution of the Purchase Shares and any discounts, commissions and fees of any such underwriters, brokers and dealers, FINRA filing fees and expenses incurred by any person in connection therewith, legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Purchase Shares are to be registered or qualified and the fees and disbursements of legal counsel for Terra Tech.

9. (a) Mystic hereby agrees to indemnify and hold harmless Terra Tech from and against, and agrees to reimburse Terra Tech with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which Terra Tech may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that Mystic shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by Terra Tech for use in the preparation thereof.

(b) Terra Tech hereby agrees to indemnify and hold harmless Mystic, its officers, directors, legal counsel and accountants and each person who controls Mystic within the meaning of the Securities Act, from and against, and agrees to reimburse Mystic, its officers, directors, legal counsel, accountants and controlling persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which Mystic, its officers, directors, legal counsel, accountants or such controlling persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or

alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by Terra Tech for use in the preparation thereof.

(c) If any claim shall be asserted against any person (an "Indemnified Person") for which such person intends to seek indemnification pursuant to Section 9(a) or (b), as the case may be, such Indemnified Person shall give prompt written notice to Mystic or Terra Tech, as the case may be, of the nature of such claim, but the failure to give such notice shall not relieve Mystic or Terra Tech, as the case may be, of its obligations under this Section 9 unless it has been prejudiced substantially thereby. Mystic or Terra Tech shall have the exclusive right to conduct, at its expense, through counsel of its own choosing, which counsel is approved by the Indemnified Person (which approval may not be unreasonably withheld), the defense of any such claim, and may compromise or settle such claims with the prior consent of Mystic or Terra Tech (which consent shall not be unreasonably withheld).

10. Each of Mystic and Terra Tech hereby confirms that this Letter Agreement has been duly authorized by its Board of Directors.

11. On the date hereof, Picksy shall make a payment of $2,000,000 by wire transfer of immediately available funds to an account designated by Terra Tech, which amount shall reduce the amount of the Note, as defined in the Las Vegas APA (the "Las Vegas Note"). By no later than June 30, 2021 Picksy shall make a payment of $800,000, by wire transfer of immediately available funds to an account designated by Terra Tech, which amount shall reduce the amount of the Las Vegas Note. By no later than December 31, 2021, Picksy Reno shall make a payment of $4,200,000, on the Note, as defined in the Reno APA (the "Reno Note"), by wire transfer of immediately available funds to an account designated by Terra Tech, which amount shall reduce the amount of the Reno Note.

12. As soon as practicable after the date hereof, representatives of Mystic and Terra Tech shall meet and confer regarding certain outstanding invoices between them and the parties shall in good faith use their best efforts to reconcile such invoices by no later than June 30, 2021.

13. From and after the date hereof, Mystic and its subsidiaries shall allocate a percentage of shelf space in any dispensaries owned or operated by Mystic or its subsidiaries to products manufactured by subsidiaries or affiliates of Terra Tech with the allocation of such shelf space in each dispensary to be mutually agreed upon by Terra Tech and Picksy or Picksy Reno. From and after the date hereof, Terra Tech and its subsidiaries and affiliates shall allocate an equal and reciprocal percentage of the shelf space in any dispensaries owned or operated by Terra Tech and/or its subsidiaries or afiliates to products manufactured by Mystic or its subsidiaries with the allocation of such shelf space in each dispensary to be mutually agreed upon by Terra Tech and Mystic and its subsidiaries.

14. Until June 30, 2021, Mystic shall have the exclusive right to vote any and all Mystic shares of common stock and all other Mystic securities held by Terra Tech; and with respect to such Mystic shares of common stock and all other Mystic securities held by Terra Tech, Mystic shall also have the exclusive right to give written consents in lieu of a meeting of shareholders as permitted by law and the Articles of Incorporation and Bylaws of Mystic, as amended, and to vote in person or by proxy at any and all meetings of the shareholders of Mystic, only for the purposes of approving the Amended and Restated Articles and Certificate of Designation attached as <u>Exhibit A</u> hereto, and in any and all proceedings, whether at meeting of the shareholders or otherwise, wherein the vote or written consent of

shareholders may be required or authorized by law. For the purposes of this Section 14, the Chief Executive Officer of Mystic, or such Chief Executive Officer's designee, shall be the person who votes, votes by proxy or acts by written consent on behalf of Mystic.

15. By no later than the Trading Date, Mystic shall appoint a designee of Terra Tech as a member of the Board of Directors of Mystic, which initial designee shall be Ira Ritter. Such designee shall receive compensation equal to the greater of (i) $50,000 per annum in shares of Mystic common stock or (ii) the same compensation that is paid to other non-management directors of Mystic, and shall be entitled to the same benefits as the other non-management directors of Mystic, including without limitation, reimbursement of expenses and indemnification.

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If the foregoing is acceptable to you, please sign below where indicated and return a copy of this Letter Agreement to Mystic, whereupon this Letter Agreement shall become a binding agreement between Mystic and Terra Tech.

MYSTIC HOLDINGS, INC.

By: ______________________________
Name: Lorenzo Barracco
Title: Chief Executive Officer

PICKSY LLC

By: ______________________________
Name: Stacie Jackson
Title: Manager

PICKSY RENO LLC

By: ______________________________
Name: Stacie Jackson
Title: Manager

Agreed to and Accepted:

TERRA TECH CORP.

By: ______________________________
Name: Francis Knuettel II
Title: CEO

MEDIFARM LLC

By: ______________________
Name: Francis Knuettel II
Title: CEO

MEDIFARM I LLC

By: ______________________
Name: Francis Knuettel II
Title: CEO

Exhibit A